UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2006

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road
Alpharetta, Georgia 30005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                             Entry into a Material Agreement

On February 7, 2006, First Horizon Pharmaceutical Corporation (the “Company”) entered into a lease agreement with 485 Properties, LLC (the “Landlord”) to lease 50,994 square feet of office space at Corporate Center V, an office tower located in Atlanta, Georgia. The eight year lease term, cancelable after five years, will commence on or before July 15, 2006 pending the satisfactory completion of certain tenant improvements.  Lease rates begin at $956 thousand per year and escalate during the term to $1.16 million for the eighth year.

The Company will relocate its corporate and administrative functions to the new premises from its current facilities but will continue to maintain its warehouse function at its current facilities pending the identification of new warehouse facilities.  The Company will seek to sublet its current facilities to third parties.

A copy of the lease will be filed as an exhibit to the Company’s Report on Form 10-K for the year ended December 31, 2005.

Item 9.01                                             Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	Chief Financial Officer

Date:  February 10, 2006